EXHIBIT 10.3
FORM OF
PERFORMANCE STOCK UNIT AGREEMENT
20XX GRANT

[effective for awards granted on and subsequent to March 1, 2024]

Name: xxxxxx
$ Granted: $ xxx,xxx

THIS AGREEMENT, dated as of March 1, 20xx, (“Grant Date”) is between Mastercard Incorporated, a Delaware Corporation (“Company”), and you (the “Employee”). Capitalized terms that are used but not defined in this Agreement have the meanings given to them in the 2006 Long Term Incentive Plan, as amended (“Plan”).
WHEREAS, the Company has established the Plan, the terms of which are made a part hereof;
WHEREAS, the Human Resources and Compensation Committee of the Board of Directors of the Company (“Committee”) has approved this grant under the terms of the Plan;
NOW, THEREFORE, the parties hereby agree as follows:
1.Grant of Units.
Subject to the terms and conditions of this Agreement and of the Plan, the Company hereby grants to the Employee <xxx> Units, as reflected in the Employee’s grant statement, the terms of which statement are incorporated as a part of this Agreement. Each Unit represents the right to receive an amount of the Company’s $0.0001 par value Class A Common Stock (“Common Shares”) that varies depending on the level of performance achieved on specified performance criteria during the performance period established by the Committee, which shall be within or concurrent with the period from January 1, 20xx, through December 31, 20xx.
2.Vesting of Units.
    Subject to section 4 below, the interest of the Employee in the Units shall vest on March 1, 202xx (the “Vesting Date”), conditioned upon the Employee’s continued employment with the Company or an Affiliated Employer as of the Vesting Date, and the achievement of the performance goals established by the Committee and set forth in the Employee’s grant statement. In the event of the Employee’s Termination of Employment with the Company or an Affiliated Employer for any reason other than as set forth in section 4, unvested Units shall be forfeited. A transfer of Employee’s employment among the Company and any Affiliated Employer shall not be treated as a Termination of Employment hereunder. Vesting in Units is subject to the Committee’s exercise of downward discretion to reduce the amounts earned on achievement of performance goals. As a condition of the Employee’s right to vest in the Units, the Employee shall be required to execute and comply with any Mastercard LTIP Non-Competition Agreement that the Company requires for the Employee to be eligible to participate in the Plan, and to execute any other documents required by the Committee pursuant to this Agreement. If the Employee has not executed and delivered to the Company any such required Mastercard LTIP Non-Competition Agreement by the date required by the Company, which will in no event be later than the Vesting Date or such earlier vesting event pursuant to section 4(c)(ii) below, the unvested Units shall be forfeited.

3.Form and Timing of Payment.
     (a)    Payment Date. Except as otherwise provided in section 4(a) or 4(c)(ii) below, on the first anniversary of the Vesting Date, March 1, 20xx (or if such date is not a business day, then on the first business day thereafter) (the “Payment Date”), the Company shall pay to the Employee a number of Common Shares equal to the aggregate number of Units determined to have been earned based on achievement of the performance goals.
(b)    Treatment of Vested Units. Between the Vesting Date and the Payment Date (the “Deferral Period”), the number of Units determined to have been earned (“Vested Units”) will be fully vested and nonforfeitable by the Employee, subject to section 9 below. In any case under this Agreement where the Deferral Period applies, such Vested Units will accrue dividend equivalents, consisting of a cash amount equal to the number of Vested Units held by the Employee times any per share dividend payment made to holders of the Company’s Common Shares during the Deferral Period. Such dividend equivalents will be paid to the Employee in cash on the Payment Date, along with the Common Shares distributable pursuant to section 3(a), except as otherwise provided in section 4(a) or 4(c)(ii) below. Vested Units will count as Common Shares for purpose of the Employee’s compliance with the Company’s stock ownership requirement. For purposes of this Agreement, “Vested Units” shall include Units that vest at target pursuant to sections 4(a) or 4(c).
(c)    Cash Settlement. Notwithstanding section 3(a) or (b) above, the Company may, in its sole discretion, settle the Units in the form of a cash payment to the extent settlement in Common Shares is prohibited under local law, or would require the Employee, the Company and/or the Employer to obtain the approval of any governmental and/or regulatory body in the Employee’s country of residence (or country of employment, if different). Alternatively, the Company may, in its sole discretion, settle the Units in the form of Common Shares but require the Employee to immediately sell such Common Shares (in which case, this Agreement shall give the Company the authority to issue sales instructions on behalf of the Employee).

4.Termination of Employment; Change in Control.

    (a)    Death. In the event that the Employee’s employment with the Company or an Affiliated Employer terminates by reason of the Employee’s death prior to the Vesting Date, 100 percent of the Employee’s then unvested Units shall vest and be payable at the target level of performance and the Deferral Period shall not apply. If the Employee’s employment terminates by reason of the Employee’s death during the Deferral Period, the Employee’s Vested Units and any dividend equivalents accrued thereon will become immediately payable. In either case, payment of the Units shall be made within 90 days following death, or where additional time is needed for administrative reasons, at such later time as is permitted under Section 409A (as defined in section 14 below). Payment shall be made to the Employee’s estate.
    (b)    Disability or Retirement. In the event of the Employee’s Termination of Employment with the Company or an Affiliated Employer due to Disability or Retirement seven months or longer after the Grant Date but prior to the Vesting Date, unless circumstances exist at the time of Termination of Employment that would constitute Cause, unvested Units shall continue to vest as if there had been no Termination of Employment, subject to the achievement of performance goals; provided, however, that the Committee shall have discretion to determine at any time during the vesting period that an Employee shall not vest in whole or in part in a particular Unit. Where the Employee has a Termination of Employment due to Disability or Retirement before the Vesting Date, or after the Vesting Date but during the Deferral Period, payment of any Vested Units and any dividend equivalents accrued thereon (if applicable) will be made on the Payment Date in accordance with section 3(a).
(c)    Change in Control.
(i) In the event of a Change in Control, vesting and payment will be as set forth in section 2 and section 3(a) to the extent the achievement of performance goals can continue to be measured after the Change in Control. To the extent the achievement of performance goals is no longer capable of measurement following a Change in Control, the Employee’s unvested Units shall vest at the target level of performance on the Vesting Date, conditioned upon the Employee’s continued employment (except as otherwise set forth in this section 4) with the Company or an Affiliated Employer, or successor thereto, as of the Vesting Date, and shall be paid along with any dividend equivalents accrued thereon, on the Payment Date in accordance with section 3(a).
(ii) Notwithstanding section 4(c)(i) above, in the event of the Employee’s Termination of Employment by the Company or an Affiliated Employer, or successor thereto, without Cause or due to a Job Elimination or Role Refresh six months preceding or two years following a Change in Control and prior to the Vesting Date, the Employee’s then unvested Units shall vest upon the later of the Employee’s termination date or the Change in Control and be payable at the target level of performance, and the Deferral Period shall not apply. If the Employee’s employment is terminated by the Company or an Affiliated Employer, or successor thereto, without Cause or due to a Job Elimination or Role Refresh six months preceding or two years following a Change in Control and during the Deferral Period, the Employee’s Vested Units and any dividend equivalents accrued thereon will become immediately payable. In either case, payment of the Vested Units and any dividend equivalents accrued thereon (if applicable) shall be made as follows: (i) in the event of Termination of Employment prior to the Change in Control, within 90 days following the Change in Control; or (ii) in the event of Termination of Employment after the Change in Control, on the first business day which is at least seven months after the Termination of Employment or at such later date permitted under Section 409A.
(d)    Job Elimination or Role Refresh. In the event of the Employee’s Termination of Employment with the Company or an Affiliated Employer due to a Job Elimination or a Role Refresh prior to the Vesting Date (other than in connection with a Change in Control, as provided in section 4(c)(ii)), the Employee’s interest in a pro-rata portion of the unvested Units shall continue to vest as if there had been no Termination of Employment, subject to the achievement of performance goals, provided, however, that the Committee shall have discretion to determine at any time during the vesting period that an Employee shall not vest in whole or in part in a particular Unit. Such continued vesting is contingent upon the Employee’s execution and non-revocation of a separation agreement and/or a release of all claims in a form satisfactory to the Company within a period of no more than 75 days following the date of the Employee’s Termination of Employment. The aforementioned pro-rata portion of the unvested Units shall be calculated based on the ratio of (x) the number of calendar days worked by the Employee from the Grant Date to the Employee’s termination date, to (y) the total number of calendar days in the original vesting schedule of the Units. For purposes of this section 4(d), a “Job Elimination” shall mean either (i) the Employee’s involuntary and permanent Termination of Employment by the Company or an Affiliated Employer because of a permanent layoff, reduction in force, facility closing, reorganization, or consolidation, or (ii) the Employee’s involuntary Termination of Employment with the Company or an Affiliated Employer after the Employee has been offered and declined continued employment with the Company or an Affiliated Employer in a position that is, in the Company’s sole judgment, not comparable to or better than the position that the Employee previously held with the Company or an Affiliated Employer. For purposes of this section 4(d), a “Role Refresh” shall mean the Employee’s involuntary Termination of Employment by the Company or an Affiliated Employer where the Company determines that a change is in the best interests of the Company and/or an Affiliated Employer and the following conditions are met: (i) the Employee is a level 4 or higher; (ii) the Employee’s last official rating and ongoing performance level is achieves or higher; (iii) the Employee has been in substantially the same role for three (3) or more years (this requirement may be waived for employees at levels 1 and 2); and (iv) the Employee’s role is not being eliminated. Notwithstanding the foregoing, the Employee shall not be entitled to continued vesting of the Units under this section 4(d) if the Employee incurs a “Disqualifying Event” under the terms of the Mastercard International Incorporated Severance Plan or, as applicable, the Amended and Restated Mastercard International

Incorporated Executive Severance Plan. To obtain a copy of the Mastercard International Incorporated Severance Plan, please send a request to the Employment Counsel at 2000 Purchase Street, Purchase, NY 10577. Where the Employee has a Termination of Employment due to a Job Elimination or a Role Refresh before the Vesting Date, or after the Vesting Date but during the Deferral Period, payment of any Vested Units and any dividend equivalents accrued thereon (if applicable) will be made on the Payment Date in accordance with section 3(a).
5.Transfer Restrictions.
The Units granted hereunder may not be sold, assigned, margined, transferred, encumbered, conveyed, gifted, hypothecated, pledged, or otherwise disposed of and may not be subject to lien, garnishment, attachment or other legal process, except as expressly permitted by the Plan.
6.Stockholder Rights.
Prior to the time that the Company has issued Common Shares to the Employee relating to the Employee’s Vested Units, the Employee will not be deemed to be the holder of, or have any of the rights of a holder with respect to, any Common Shares deliverable with respect to such Units. Specifically, and without limiting the foregoing, the Employee shall not be entitled to dividends prior to being issued Common Shares. However, the Employee will be entitled to accrue dividend equivalents during the Deferral Period as provided in section 3(b).
7.Changes in Stock.
In the event of any change with respect to outstanding Common Shares contemplated by Section 4.6(1) of the Plan, the Units may be adjusted in accordance with Section 4.6(1) of the Plan.
8.Compliance with Law.
No Common Shares (or cash pursuant to section 3(c) above) will be delivered to the Employee in accordance with section 3 above unless counsel for the Company is satisfied that such delivery will be in compliance with all applicable laws, including, without limitation, any rule, regulation or procedure of the U.S. national securities exchange upon which the Company’s Common Shares are traded or any listing agreement with any such securities exchange, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company or an Affiliated Employer.
9.Recoupment Policy.
    (a)    Forfeiture/Recoupment in the event of Restatement. If the Employee is an Executive Officer under the Mastercard Incorporated Executive Officer

Incentive Compensation Recovery Policy (the "Executive Recoupment Policy"), the Units, any Common Shares issued on payment of the Units and proceeds realized on the sale of such Common Shares are subject to mandatory recoupment upon an Accounting Restatement (as defined in the Executive Recoupment Policy) in accordance with the terms of such policy and applicable Securities and Exchange Commission and New York Stock Exchange rules. Further, even if the Employee is not an Executive Officer under the Executive Recoupment Policy, in the event of an Accounting Restatement, the Committee, at its discretion, may require recoupment of the Units, Common Shares or proceeds as provided herein by applying the terms of the Executive Recoupment Policy to the Employee to the full extent determined appropriate by the Committee. A recovery under this section 9(a) can be made by withholding compensation otherwise due to the Employee, by the cancelling of unvested Units, by the cancelling of Vested Units during the Deferral Period, by the Company instructing any brokerage firm engaged by the Company to hold any Common Shares or other amounts acquired pursuant to the Units to re-convey, transfer or otherwise return such Common Shares and/or other amounts to the Company, as shall be authorized by the Employee in accepting this Agreement, or by such other means determined appropriate by the Committee.

    (b)    Forfeiture/Recoupment in the event of Detrimental Behavior. In the event an Employee engages in misconduct which has or might reasonably be expected to have material reputational or other harm to the Company or in any other conduct constituting Cause (together, “Misconduct”) or if the Employee has known of or been willfully blind to Misconduct on the part of any individual over whom the Employee has supervisory authority, the Committee has the discretion to recover the Units, any Common Shares issued on payment of the Units and proceeds realized on the sale of such Common Shares. A recovery under this section 9(b) can be made by withholding compensation otherwise due to the Employee, by the cancelling of unvested Units, by the cancelling of Vested Units during the Deferral Period, by the Company instructing any brokerage firm engaged by the Company to hold any Common Shares or other amounts acquired pursuant to the Units to re-convey, transfer or otherwise return such Common Shares and/or other amounts to the Company, as shall be authorized by the Employee in accepting this Agreement, or by such other means determined appropriate by the Committee.
    (c)    Forfeiture/Recoupment Required by Law. The Recoupment Policy set forth in this Section 9 shall be applied by the Committee to the maximum extent required under applicable law, and otherwise, at the Committee's discretion, to the maximum extent permitted under applicable law. Further, the Recoupment Policy set forth in this section 9 is in addition to, and not in lieu of, any recoupment requirements under the Sarbanes-Oxley Act or under other applicable laws, rules, regulations or stock exchange listing standards, and shall apply notwithstanding anything to the contrary in this Agreement or in the Plan.

10.Taxes.
The Employee shall be liable for any and all taxes, including income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items (“Tax-Related Items”), arising out of this grant, vesting, or the issuance of the Common Shares hereunder or any other taxable event in connection with the Units.
Prior to any such taxable event, the Employee (or the Employee’s estate) shall pay or make adequate arrangements satisfactory to the Company or, if different, the Employee’s employer (the “Employer”) to meet the Company’s or the Employer’s withholding obligations for Tax-Related Items. In this regard, the Company is authorized to deduct from the total number of Common Shares the Employee is to receive on settlement of the Units a number of Common Shares with a total value equal to the amount necessary to satisfy any such withholding obligation. If the Tax-Related Items withholding is satisfied by withholding in Common Shares, for tax purposes, the Employee is deemed to have been issued the full number of Common Shares subject to the Vested Units, notwithstanding that a number of the Common Shares is held back solely for the purpose of paying the Tax-Related Items.
Alternatively, provided the Employee is not subject to Securities and Exchange Commission Rule 16b-3 (“Rule 16b-3”), the Company may sell or arrange for the sale of a sufficient number of Common Shares issued to the Employee upon settlement of the Units to meet the Tax-Related Items withholding obligation.
The Company (or, as applicable, the Employer) may withhold or account for Tax-Related Items by considering statutory withholding rates or other applicable withholding rates, including maximum rates applicable in the Employee’s jurisdiction(s), and will do so using the information in its applicable systems and other business records at the time of such withholding event. In the event of over-withholding, the Employee may receive a refund from the local tax authorities of any over-withheld amount in cash and will have no entitlement to the Common Share equivalent. In the event the withholding deducted is less than the Tax-Related Items for which the Employee is liable, the Employee may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer.
Further, to the extent that any obligation to withhold Tax-Related Items arises prior to settlement of the Units, the Company may cause the Units to vest prior to the Vesting Date, and/or to be deemed payable prior to the Payment Date, for the purpose of satisfying such obligation by withholding or selling of Common Shares as provided for above (to the extent such methods are otherwise permitted under this Agreement), provided that (a) to avoid a prohibited acceleration under Section 409A, the number of Units so vested and/or deemed payable will not exceed the number necessary to satisfy the liability for Tax-Related Items; and (b) if the Employee is subject to Rule 16b-3, any withholding in Common Shares pursuant to the foregoing will either be approved in advance by the Human Resources and Compensation Committee or solely at the election of the Employee. Pursuant to the foregoing and without limiting the discretion and authority of the Company as provided herein with respect to any other applicable Tax-Related Items, the Employee will have the right to elect to have the Company satisfy any Federal Insurance Contributions Act taxes required to be withheld before settlement of the Units by causing a sufficient portion of the Units to be deemed payable and withholding in Common Shares. If Tax-Related Items are withheld prior to the Payment Date by the method described in this paragraph, the number of Units scheduled to be paid on the Payment Date will be reduced by the number of Units used to satisfy such Tax-Related Items.
The Employee agrees to pay to the Company or the Employer, including through withholding from the Employee’s wages or other cash compensation paid to the Employee by the Company and/or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Employee’s participation in the Plan that is not satisfied by the means previously described including, without limitation, any Federal Insurance Contributions Act taxes required to be withheld before settlement of the Units for which the Employee does not elect withholding in Common Shares pursuant to the preceding paragraph.
Finally, the Employee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Employee is and remains the Employee’s responsibility, regardless of any withholding by the Company or the Employer, and that the Company and the Employer: (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Units, including the grant of the Units, the vesting of the Units, the settlement of the Units, the subsequent sale of any Common Shares acquired pursuant to the Units, or the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the Units to reduce or eliminate the Employee’s liability for Tax-Related Items. The Company may refuse to issue or deliver the Common Shares, or the proceeds of the sale of Common Shares, if the Employee fails to comply with the Employee’s obligations in connection with the Tax-Related Items.
11.Restrictive Covenants.
If, at the Grant Date, the Employee is a Vice President (or equivalent) of the Company or an Affiliated Employer or holds a role above the level of Vice President (or its equivalent), and provided that the Employee's regular place of employment is not in California or Ontario, then in consideration of the grant of this award of Units, the Employee agrees to the restrictive covenants and associated remedies as set forth below, which exist independently of and in addition to any obligation to which the Employee is subject under the terms of any Mastercard LTIP Non-Competition Agreement that the Company requires the Employee to execute in order to be eligible to participate in the Plan:
(a)    The Employee agrees for a period of twelve months following the termination of the Employee's employment with the Company or an Affiliated Employer for any reason, the Employee will not directly or indirectly for him- or herself or any third party: (i) engage, participate or invest in (one percent (1%) ownership or more), own or become employed by or render (whether or not for compensation) any consulting, contractor, advisory or other services to or for the benefit of Visa, American Express, Discover, PayPal, China Union Pay including any of their respective subsidiaries, affiliates and successors AND any other competitor or any third party that the Employee knows intends to be a competitor of Mastercard International Incorporated including any of its subsidiaries and affiliates (collectively, "Mastercard"); (ii) solicit, induce, recruit or otherwise entice away from Mastercard any other employee, agent or consultant of Mastercard who could damage Mastercard’s interests; or (iii) solicit, induce any customer or supplier of Mastercard, or other person engaged in business with Mastercard to terminate, reduce or otherwise modify any commercial arrangement with Mastercard.
(b)    Violation of Restrictive Covenants. If the Employee breaches any of the terms of the restrictive covenants in Section 11(a) above, all unvested Units shall be immediately and irrevocably forfeited. Further, with respect to any Units that vested within twelve months prior to the termination of the Employee's employment with the Company or an Affiliated Employer or at any time after the Employee's termination, the Employee may be required to repay or otherwise reimburse the Company an amount having a value equal to the aggregate fair market value (determined as of the date of vesting) of any Common Shares transferred to the Employee as a result of the vesting of such Units, including by means of forfeiting any Vested Units held during the Deferral Period. This Section 11(b) does not constitute the Company’s exclusive remedy for the Employee's violation of the Employee's restrictive covenant obligations, and in the event of a breach or threatened breach by the Employee of any provision of Section 11(a), the Employee agrees that the Company and any applicable Affiliated Employer shall be entitled to an injunction or restraining order to prevent such breach or threatened breach in addition to any other remedies permitted by applicable law.
This Section 11 shall be construed to the maximum extent permitted by applicable law and may be modified as strictly necessary to be legally enforceable as determined by a court of competent jurisdiction ruling on this Agreement. The Company may release the Employee from any and all provisions in this Section 11 by providing written notice of the release.
12.Discretionary Nature of Plan.
The Employee acknowledges and agrees that the Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of Units under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of Units, other types of grants under the Plan, or benefits in lieu of such grants in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of Units granted and vesting provisions.

13.Consent to On-Line Grant and Acceptance.
The Employee acknowledges and agrees that, as a term of this grant of Units, any grant, communication, or acceptance of such grant, if applicable, is permitted to be made and processed through the online system operated and maintained for this purpose. The Employee further acknowledges and agrees that execution of any documents through such system shall have the same force and effect as if executed in writing.
14.Section 409A.
The Company intends that payments under this Agreement will either comply with or be exempt from Section 409A of the Internal Revenue Code and the regulations and guidance promulgated thereunder (collectively, “Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be exempt from Section 409A or in compliance therewith, as applicable. To the extent the Company determines that this Agreement is subject to Section 409A, but does not conform with the requirements of Section 409A, the Company may at its sole discretion amend or replace the Agreement to cause the Agreement to comply with Section 409A. The Company makes no representation that the Agreement is exempt from or complies with Section 409A and makes no undertaking to preclude Section 409A from applying to the Agreement. The Company will have no liability to the Employee or to any other party if the Agreement that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant or for any action taken by the Company with respect thereto.
15.Governing Law; Jurisdiction and Venue.
The Employee acknowledges and agrees that this Agreement shall be construed and enforced in accordance with the laws of the State of New York without reference to principles of conflict of laws. The Employee further acknowledges and agrees that except to the extent any legal suit, action or proceeding arising out of or relating to this Agreement is subject to a binding arbitration agreement between the Employee and the Company or an Affiliated Employer, any such suit, action or proceeding shall be instituted in a federal or state court in the State of New York, and the Employee waives any objection which the Employee may now or hereafter have to the laying of venue of any such suit, action or proceeding and irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.
16.Miscellaneous.
(a)    All amounts granted under this Agreement shall continue for all purposes to be a part of the general assets of the Company. The Employee’s interest in the amount ultimately determined to be earned shall make the Employee only a general, unsecured creditor of the Company.

(b)    The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.
(c)    Any notice required or permitted hereunder that is not covered by section 13 above, shall be given in writing and shall be deemed effectively given upon delivery to the Employee at the address then on file with the Company or upon delivery to the Company at 2000 Purchase Street, Purchase, New York 10577, Attn: EVP, Total Rewards.
(d)    Neither the Plan nor this Agreement nor any provisions under either shall be construed so as to grant the Employee any right to remain in the employ of the Company or an Affiliated Employer. Neither the Plan nor this Agreement shall interfere with the rights of the Company or an Affiliated Employer, as applicable, to terminate the employment of the Employee and/or take any personnel action affecting the Employee without regard to the effect which such action may have upon the Employee as a recipient or prospective recipient of any benefits under the Plan or this Agreement.

The value of the Units granted hereunder is an extraordinary item of compensation outside the scope of the Employee’s terms and conditions of employment and/or employment contract, if any. As such, the Units granted hereunder are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.
(e)    The Company reserves the right to impose other requirements on the Units, any Common Shares acquired or payment made pursuant to the Units, and the Employee’s participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable. Such requirements may include (but are not limited to) requiring the Employee to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
(f)    Notwithstanding any provisions in this Agreement, the Units will be subject to any country-specific terms set forth in an addendum to this Agreement for Participants who work or reside in a country outside the United States (“Addendum”). Moreover, if the Employee relocates to one of the countries included in the Addendum, the terms for such country will apply to him or her, to the extent the Company determines that the application of such terms is necessary or advisable. The Addendum constitutes part of this Agreement.
(g)    The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. Further, upon a determination that any term or other provision of this Agreement is illegal or otherwise incapable of being enforced, such term or other provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the illegal or unenforceable term or provision.

(h)    This Agreement, along with the incorporated grant statement, an executed Mastercard LTIP Non-Competition Agreement, and any special provisions for the Employee’s country of residence or employment, as set forth in the applicable Addendum, constitutes the entire agreement of the parties with respect to the subject matter hereof.

By /s/___________________________

Name:
Title: